UBS AG                                         UBS WARBURG LLC
         Stamford Branch                                299 Park Avenue
         677 Washington Boulevard             New York, New York  10171
         Stamford, Connecticut  06901


                          Credit Suisse First Boston,
                             Cayman Islands Branch
                               11 Madison Avenue
                           New York, New York 10010


         Canadian Imperial Bank of Commerce     CIBC World Markets Corp.
         425 Lexington Avenue                       425 Lexington Avenue
         New York, New York  10017             New York, New York  10017

                                                                   April 4, 2002


Harvest/AMI Holdings Inc.
c/o  Harvest Partners, Inc.
     280 Park Avenue
     33rd Floor
     New York, NY  10017

Attention:   Ira Kleinman -- General Partner

                  Bank and Bridge Facilities Commitment Letter
                  --------------------------------------------

Ladies and Gentlemen:

          This Commitment Letter (the "Commitment Letter") amends and restates in its entirety and supersedes in all respects the Commitment Letter dated March 16, 2002 by and among UBS AG, Stamford Branch ("UBS"), UBS Warburg LLC ("UBSW"), Credit Suisse First Boston, Cayman Islands Branch ("CSFB" and, together with UBSW, the "Joint Lead Arrangers"), Canadian Imperial Bank of Commerce ("CIBC") and CIBC World Markets Corp. ("CIBC World Markets" and, together with UBS and the Joint Lead Arrangers, "we" or "us") (the "Original Commitment Letter").

          Harvest/AMI Holdings Inc. ("you" or "Company" or "Holdco") has advised us that you desire to raise up to $330.0 million of senior secured and unsecured senior subordinated debt financing from a group of lenders to be arranged by UBSW and CSFB and at least $172.0 million of equity capital (the "Equity Financing") from a group of investors organized by Harvest Partners, Inc. ("Sponsor") and including funds managed by Sponsor to provide funds for financing the acquisition (the "Acquisition") of a company previously identified to us and code-named Simon ("Target" or, together with its subsidiaries, the "Acquired Business"), to refinance (the "Refinancing") certain existing debt of Tar-get and its subsidiaries (the "Existing Debt") and to pay fees and expenses related to all of the foregoing. All references to "dollars" or "$" in this agreement and the attachments hereto are references to United States dollars. You have advised us that the sources and uses of funds for the Transactions (as defined below) are as set forth in Exhibit A to this Commitment Letter.

          You have advised us that the Acquisition will be accomplished pursuant to an Agreement and Plan of Merger (the "Acquisition Agreement") dated March 16, 2002 among Company, a newly-formed wholly-owned subsidiary of Company ("Acquisition Co.") and Target. You have further advised us that, pursuant to the Acquisition Agreement, Acquisition Co. will make a cash tender offer (the "Tender Offer") for 100% of the shares of common stock of Target (the "Shares") at a price of $50.00 per Share, which Tender Offer shall be subject to the condition (among others) that at least that number of Shares sufficient to allow Acquisition Co. to effect the merger of Acquisition Co. with and into Target with Target as the survivor (the "Merger") without the affirmative vote or consent of any other shareholder of Target shall have been tendered pursuant to the Tender Offer and not withdrawn (such condition, the "Minimum Condition"; such Shares, the "Minimum Shares"); in the event that 90% or more of the Shares are purchased pursuant to the Tender Offer, Acquisition Co. shall, within five business days thereafter, effect the Merger pursuant to Section 253 of the Delaware General Corporation Law (the "DGCL"); in the event that less than 90% of the Shares are purchased pursuant to the Tender Offer, Acquisition Co. will proceed as promptly and as diligently as practicable to effect the Merger under
Section 251 of the DGCL; and that at the date of consummation of the Merger (the "Merger Closing Date") all Shares not tendered in the Tender Offer shall be cancelled for a consideration in cash equal to the price per Share paid in the Tender Offer. The Acquisition, the Equity Financing, the Refinancing, the Tender Offer and the Merger are herein referred to as the "Transactions".

          We understand that the sources of the debt financing will include (a) senior secured credit facilities of up to $165.0 million to be entered into by Target (the "Bank Facilities") as described in the Summary of Principal Terms and Conditions attached hereto as Annex I (the "Bank Term Sheet"), and (b) the issuance by Acquisition Co. of at least $165.0 million aggregate gross proceeds of unsecured senior or senior subordinated notes (the "Notes") pursuant to a public offering or Rule 144A or other private placement (the "Note Offering") or, in the event the Notes are not issued at the date of consummation of the Tender Offer (the "Tender Offer Closing Date") or are not released from escrow put in place at the date of issuance thereof or sufficient funds are not otherwise available to finance the Tender Offer, borrowings by Acquisition Co. of up to $215.0 million (such $215.0 million to be automatically reduced by the gross proceeds of the Note Offering not subject to escrow immediately after the Tender Offer Closing Date) under an unsecured senior credit facility (the "Bridge Facility" and, together with the Bank Facilities, the "Facilities") described in the Summary of Principal Terms and Conditions attached hereto as Annex II (the "Bridge Term Sheet" and, together with the Bank Term Sheet, the "Term Sheets"). No other financing (other than the Equity Financing) will be required to consummate the Transactions.

          Commitments.
          -----------

          You have requested that UBS, CSFB and CIBC severally and not jointly commit to provide the Facilities and that UBSW, CSFB and CIBC World Markets agree to structure, arrange and syndicate the Facilities.

          UBS, CSFB and CIBC are pleased to advise you of their respective several and not joint commitment to provide 40%, 40% and 20%, respectively, of the Bank Facilities to Target immediately after the consummation of the Tender Offer upon the terms and subject to the conditions set forth or referred to in this Commitment Letter. The commitment of UBS, CSFB and CIBC hereunder is subject to the negotiation, execution and delivery of definitive documentation (the "Bank Documentation") with respect to the Bank Facilities reasonably satisfactory to UBS, CSFB and CIBC and you reflecting, among other things, the terms and conditions set forth in the Bank Term Sheet and in the letter of even date herewith addressed to you providing, among other things, for certain fees relating to the Facilities (the "Fee Letter"). In addition, UBS, CSFB and CIBC are pleased to advise you of their respective several and not joint commitment to provide 40%, 40% and 20%, respectively, of the Bridge Facility to Acquisition Co. at the Tender Offer Closing Date upon the terms and subject to the conditions set forth or referred to in this Commitment Letter. The commitment of UBS, CSFB and CIBC hereunder is subject to the negotiation, execution and delivery of definitive documentation (the "Bridge Documentation" and, together with the Bank Documentation, the "Financing Documentation") with respect to the Bridge Facility reasonably satisfactory to UBS, CSFB and CIBC and you reflecting, among other things, the terms and conditions set forth in the Bridge Term Sheet and in the Fee Letter.

          Syndication.
          -----------

          It is agreed that UBSW and CSFB will act as the sole and exclusive joint advisors, joint lead arrangers, joint book managers and joint lead placement agents for the Facilities, and will exclusively manage the syndication of the Facilities (in consultation with you), that UBSW will act as administrative agent for the Facilities, that CSFB will act as syndication agent for the Facilities and that UBSW and CSFB will, in such capacities, exclusively perform the duties and exercise the authority customarily associated with such roles. It is agreed that CIBC World Markets will act as documentation agent with respect to the Facilities. It is further agreed that no additional advisors, agents, co-agents, arrangers or book managers will be appointed and no Lender (as defined below) will receive compensation with respect to any of the Facilities outside the terms contained herein and in the Fee Letter in order to obtain its commitment to participate in such Facilities, in each case unless you and the Joint Lead Arrangers so agree.

          The Joint Lead Arrangers reserve the right, prior to or after execution of the Bank Documentation, to syndicate (in consultation with you) all or a portion of UBS's, CSFB's and CIBC's commitment to one or more institutions that will become parties to the Bank Documentation (UBS, CSFB, CIBC and the institutions becoming parties to the Bank Documentation, the "Bank Lenders"). The Joint Lead Arrangers also reserve the right, prior to or after the execution of the Bridge Documentation, to syndicate all or a portion of UBS's, CSFB's and CIBC's commitment to one or more institutions that will become parties to the Bridge Documentation (UBS, CSFB, CIBC and the institu-tions that will become parties to the Bridge Documentation, the "Bridge
Lenders," and, together with the Bank Lenders, the "Lenders"). You agree actively to, and to use your commercially reasonable efforts to cause Target to, assist the Joint Lead Arrangers in achieving a timely syndication of the Facilities that is reasonably satisfactory to the Joint Lead Arrangers and the Lenders participating in such Facilities.

          The Joint Lead Arrangers will exclusively manage all aspects of the syndication of the Facilities in consultation with you, including selection of additional Lenders, determination of when the Joint Lead Arrangers will approach potential additional Lenders, any naming rights and the final allocations of the commitments in respect of the Facilities among the additional Lenders. To assist the Joint Lead Arrangers in their syndication efforts, you agree (a) promptly as practicable to prepare and provide (and to use your commercially reasonable efforts to cause Target and your and its representatives to prepare and provide) all financial and other information as we may reasonably request in your possession with respect to Holdco, Acquisition Co., Target, their respective subsidiaries, the Transactions and any other transactions contemplated hereby, including but not limited to financial projections (the "Projections") relating to the foregoing, (b) to use commercially reasonable efforts to ensure that the syndication efforts benefit materially from existing lending relationships of Sponsor, Holdco, Acquisition Co., Target and their respective subsidiaries, (c) to make available to prospective Lenders senior management and advisors of Sponsor, Holdco, Acquisition Co., Target and their respective subsidiaries at mutually acceptable times, (d) to host, with the Joint Lead Arrangers, one or more meetings with prospective Lenders under each of the Facilities, (e) to assist, and to use commercially reasonable efforts to cause Target and your and its advisors to assist, the Joint Lead Arrangers in the preparation of one or more confidential information memoranda reasonably satisfactory to the Joint Lead Arrangers and other marketing materials to be used in connection with the syndication of each of the Facilities and (f) to obtain, at your expense, public ratings of the Credit Facilities and the Notes from no more than two rating agencies selected by the Joint Lead Arrangers and to participate actively in the process of securing such ratings, including having your senior management meet with such rating agencies. It is expressly agreed and understood that syndication of the Facilities is not a condition to closing of either Facility.

          Information.
          -----------

          You hereby represent and covenant that (a) all information (other than the Projections) concerning Sponsor, Holdco, Acquisition Co., Target, their respective subsidiaries, the Transactions and the other transactions contemplated hereby (the "Information") that has been or will be made available to any of the Lenders or UBSW, CSFB or CIBC by you or any of your representatives in connection with the transactions contemplated hereby, when taken as a whole, is or will be complete and correct in all material respects and does not or will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are or will be made and (b) the Projections that have been or will be made available to any of the Lenders or UBSW, CSFB or CIBC by you or any of your representatives in connection with the transactions contemplated hereby have been and will be prepared in good faith based upon assumptions believed by you to be reasonable (it being understood that the Projections are subject to significant uncertainties and contingencies, many of which are beyond your control, and that no assurance can be given that such Projections will be realized). You agree to supplement the Information and the Projections from time to time to and including the closing date of the Facilities (the "Closing Date") and agree to advise UBSW, CSFB and CIBC of all developments materially affecting Holdco, Acquisition Co., Target or any of their respective subsidiaries or affiliates or the transactions contemplated hereby or the accuracy of Information and Projections previously furnished to UBSW, CSFB, CIBC or any of the Lenders. You acknowledge that UBS, UBSW, CSFB, CIBC and CIBC World Markets may share with any of their respective affiliates, and such affiliates may share with UBS, UBSW, CSFB, CIBC and CIBC World Markets, any information related to Sponsor, Holdco, Acquisition Co., Target, or any of their respective subsidiaries or affiliates (including in each case information relating to creditworthiness) and the transactions contemplated hereby subject to confidentiality arrangements in effect applicable to UBS and UBSW or CSFB or CIBC and CIBC World Markets, as the case may be.

          Compensation.
          ------------

          As consideration for the commitments of the Lenders hereunder with respect to the Facilities and the agreement of UBSW, CSFB and CIBC World Markets to structure, arrange and syndicate the Facilities and to provide advisory services in connection therewith, you agree to pay, or cause to be paid, to UBS (on behalf of UBS, UBSW, CSFB, CIBC and CIBC World Markets) the fees set forth in the Term Sheets and Fee Letter. Once paid, such fees shall not be refundable under any circumstances (except as expressly provided in the Fee Letter).

          Conditions.
          ----------

          The commitment of the Lenders hereunder with respect to each of the Facilities and the Joint Lead Arrangers' agreement to perform the services described herein may be terminated by UBS, UBSW, CSFB, CIBC or CIBC World Markets if (i) the terms of the Transactions are changed from those described herein and in the Term Sheets in any material respect; (ii) any information submitted to UBS, UBSW, CSFB, CIBC or CIBC World Markets by or on behalf of Sponsor, Holdco, Acquisition Co., Target or any of their respective subsidiaries or affiliates is inaccurate, incomplete or misleading in any material respect which has resulted in or would reasonably be expected to result in a Material Adverse Effect (as defined below); (iii) the transactions contemplated hereby and the financing therefor (including borrowings under the Facilities) are not in full compliance with all applicable legal requirements, including without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System; (iv) any change occurs, or any additional information is disclosed to or discovered by UBS, UBSW, CSFB, CIBC or CIBC World Markets (including, without limitation, information contained in any review or report required to be provided to it in connection herewith), which has resulted in or would reasonably be expected to result in a Material Adverse Effect; (v) any of the fees provided for by the Fee Letter are not paid to the extent then due;
(vi) in the sole reasonable judgment of the Joint Lead Arrangers, a material adverse change or material disruption has occurred in the financial, banking or capital markets generally after the date of this Commitment Letter (including, without limitation, the markets for loans to or debt securities issued by companies similar to Acquisition Co. or Target), which has had or could reasonably be expected to have a material adverse effect on the syndication of any portion of the Facilities or the marketing of the Notes; or (vii) any condition set forth in either Term Sheet is not satisfied or waived or any covenant or agreement in this Commitment Letter or the Fee Letter or the letter of even date herewith among

Sponsor, UBS, UBSW, CSFB, CIBC and CIBC World Markets (the "Sponsor Letter") is not complied with in all material respects. "Material Adverse Effect" means a material adverse effect on (i) the ability of Target to perform its obligations under the Acquisition Agreement or to consummate the transactions contemplated thereby or (ii) the assets, liabilities (actual or contingent), condition, results of operations or business of Target and its subsidiaries, taken as a whole, excluding any change or development resulting from or arising in connection with (1) economic, financial market, regulatory or political conditions generally or generally affecting the principal markets in which Target conducts business, which in each case do not affect Target disproportionately to other companies in the building products/siding and windows industry, (2) changes affecting the building products/siding and windows industry generally which do not affect Target disproportionately to other companies in the building products/siding and windows industry, (3) the Acquisition Agreement or any transaction contemplated by the Acquisition Agreement or the announcement thereof, (4) any matters disclosed in the Disclosure Schedule (as defined in the Acquisition Agreement as in effect on the date hereof) or (5) the failure of any holder of Existing Notes to tender its Existing Notes (as defined in the Bank Term Sheet) to Target in the Debt Tender (as defined in the Bank Term Sheet).

          Clear Market.
          ------------

          From the date of acceptance of the offer set forth in this Commitment Letter until our completion of syndication of each of the Facilities (as reasonably determined by us and notified in writing to you) and the termination of your obligations under this Commitment Letter, you will ensure that no financing for Holdco, Acquisition Co., Target or any of your or their respective subsidiaries shall be syndicated or placed without the prior written consent of the Joint Lead Arrangers if such financing, syndication or placement would have, in the reasonable judgment of the Joint Lead Arrangers, a detrimental effect upon the transactions contemplated hereby.

          Indemnity.
          ---------

          By your acceptance below, you hereby agree to indemnify and hold harmless each of UBSW, UBS, CSFB, CIBC, CIBC World Markets and the other Lenders and their respective affiliates (including, without limitation, controlling persons) and the directors, officers, employees, advisors and agents of the foregoing (each, an "Indemnified Person") from and against any and all losses, claims, costs, expenses, damages or liabilities (or actions or other proceedings commenced or threatened in respect thereof) that arise out of, result from or in any way relate to this Commitment Letter, the Term Sheets, the Fee Letter, the Facilities or the transactions contemplated hereby or the providing or syndication of the Facilities, and to reimburse each Indemnified Person upon its demand for any reasonable legal or other reasonable expenses incurred in connection with investigating, preparing to defend or defending against, or participating in, any such loss, claim, cost, expense, damage, liability or action or other proceeding (whether or not such Indemnified Person is a party to any action or proceeding), other than any of the foregoing of any Indemnified Person to the extent determined by final judgment of a court of competent jurisdiction to have resulted primarily by reason of the gross negligence or willful misconduct of such Indemnified Person. You shall not be liable for any settlement of any such proceeding effected without your written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, you shall indemnify the Indemnified Persons from and against any loss or liability by reason of such settlement or judgment subject to your rights in this paragraph to claim exemption from your indemnity obligations. You shall not, without the prior written consent of any Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability or claims that are the subject matter of such proceeding. None of UBSW, UBS, CSFB, CIBC, CIBC World Markets or any other Lender (or any of their respective affiliates) shall be responsible or liable to the Sponsor, Holdco, Acquisition Co., Target or any of their respective subsidiaries, affiliates or stockholders or any other person or entity for any consequential damages which may be alleged as a result of this Commitment Letter, the Term Sheets, the Fee Letter, the Facilities or the transactions contemplated hereby or the provision or the syndication of the Facilities. In addition, you hereby agree to reimburse each of the Lenders, UBSW, UBS, CSFB, CIBC and CIBC World Markets from time to time upon demand (with invoices therefor) for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable legal fees and expenses of UBS's, UBSW's, CSFB's, CIBC's and CIBC World Market's counsel (including local counsel for security interest matters), appraisal and audit fees, and printing, reproduction, document delivery, travel, communication and publicity costs) incurred in connection with the syndication and execution of the Facilities, and the preparation, review, negotiation, execution and delivery of this Commitment Letter, the Term Sheets, the Fee Letter, the Financing Documentation and any amendment, modification or waiver thereof (or any proposed amendment, modification or waiver) requested by you, whether or not the Closing Date occurs or any Financing Documentation is executed and delivered or any extensions of credit are made under any of the Facilities or the commitments under this Commitment Letter are terminated or expire.

          Confidentiality.
          ---------------

          This Commitment Letter is furnished for your benefit, and may not be relied on by any other person or entity. This Commitment Letter is delivered to you upon the condition that neither the existence of this Commitment Letter, the Term Sheets or the Fee Letter nor any of their contents shall be disclosed by you or any of your affiliates, directly or indirectly, to any other person, except that such existence and contents may be disclosed (i) as may be compelled in a judicial or administrative proceeding or as otherwise required by law and
(ii) to your directors, officers, employees, legal counsel and accountants, in each case on a confidential and "need-to-know" basis and only in connection with the transactions contemplated hereby. In addition, this Commitment Letter and the Term Sheets (but not the Fee Letter) may be disclosed (x) to Target and its subsidiaries and other potential equity investors in Holdco and their respective directors, officers, employees, advisors and agents, in each case on a confidential and "need-to-know" basis and only in connection with the transactions contemplated hereby, (y) in connection with the Tender Offer and the Debt Tender and (z) to rating agencies.

          Other Services.
          --------------

          You acknowledge and agree that UBS, UBSW, CSFB, CIBC and CIBC World Markets and/or their respective affiliates may be requested to provide additional services with respect to Sponsor, Holdco, Target and/or their respective affiliates or other matters contemplated hereby. Any such services will be set out in and governed by a separate agreement(s) (containing terms relating, without limitation, to services, fees and indemnification) in form and substance satisfactory to the parties thereto. Nothing in this Commitment Letter is intended to obligate or commit UBS, UBSW, CSFB, CIBC or CIBC World Markets or any of their respective affiliates to provide any services other than as set out herein.

          Governing Law, Etc.
          ------------------

          This Commitment Letter and the commitment of the Lenders shall not be assignable by you without the prior written consent of the Lenders, UBSW, UBS, CSFB, CIBC and CIBC World Markets, and any purported assignment without such consent shall be void. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by UBS, UBSW, CSFB, CIBC and CIBC World Markets and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Commitment Letter. Headings are for convenience only. This Commitment Letter is intended to be for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto, the Lenders and, with respect to the indemnification provided under the heading "Indemnity", each Indemnified Person. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law. Any right to trial by jury with respect to any claim or action arising out of this Commitment Letter is hereby waived. The parties hereby submit to the non-exclusive jurisdiction of the federal and New York State courts located in The City of New York (and appellate courts thereof) in connection with any dispute related to this Commitment Letter or any of the matters contemplated hereby, and agree that service of any process, summons, notice or document by registered mail addressed to the parties shall be effective service of process against the parties for any suit, action or proceeding relating to any such dispute. The parties irrevocably and unconditionally waive any objection to the laying of such venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction the parties are or may be subject by suit upon judgment.

          Please indicate your acceptance of the terms hereof and of the Term Sheets and the Fee Letter by returning to UBSW (on behalf of UBS, UBSW, CSFB, CIBC and CIBC World Markets) executed counterparts of this Commitment Letter and the Fee Letter not later than 7:00 p.m., New York City time, on April 5, 2002 (unless you shall have executed and delivered (or shall contemporaneously execute and deliver) this Commitment Letter and the Fee Letter). This Commitment Letter and the commitments of the Lenders hereunder and the agreement of UBSW, CSFB and CIBC World Markets to provide the services described herein are also conditioned upon your acceptance hereof and of the Fee Letter and Sponsor Letter, and our receipt of executed counterparts hereof and thereof. Upon the earliest to occur of (A) the execution and delivery of the Financing Documentation by all of the parties thereto, (B) July 4, 2002, if the Financing Documentation shall not have been executed and delivered by all such parties prior to that date, or (C) if earlier than (B), the date of termination of the Acquisition Agreement, this Commitment Letter and the commitments of the Lenders hereunder and the agreement of UBSW, CSFB and CIBC World Markets to provide the services described herein shall automatically terminate unless the Lenders, UBSW, CSFB and CIBC World Markets shall, in their discretion, agree to an extension. The compensation, expense reimbursement, confidentiality, indemnification and governing law and forum provisions hereof and in the Term Sheets and the Fee Letter shall survive termination of this Commitment Letter (or any portion hereof) or the commitments of the Lenders hereunder. The provisions under "Syndication" and "Clear Market" shall survive the execution and delivery of the Financing Documentation.

                            [Signature Page Follows]

          UBS, UBSW, CSFB, CIBC and CIBC World Markets are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.


                                        Very truly yours,

                                        UBS AG, STAMFORD BRANCH


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                        UBS WARBURG LLC


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                        CREDIT SUISSE FIRST BOSTON, CAYMAN
                                             ISLANDS BRANCH


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                         CANADIAN IMPERIAL BANK OF COMMERCE


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                         CIBC WORLD MARKETS CORP.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


Accepted and agreed to as of
 the date first written above:

HARVEST/AMI HOLDINGS INC.


By:
    -----------------------------
    Name:
    Title:

                                                                       Exhibit A

                               Sources and Uses1
                                ($ in Millions)


            Sources                                                   Uses
            -------                                                   ----

Bank Term Loans............   $125.0    Equity Tender Offer......      $360.8
Notes or Bridge Facility...    165.0    Refinancing..............        83.4
Cash on Balance Sheet2.....      7.2      Fees and Expenses......        25.0
                                                                         ----
Equity Financing...........    172.0
                               -----
                              $469.2                                   $469.2
                               =====                                    =====





--------------------------
1  Assumes 100% of Shares purchased in Tender Offer and Merger consummated.

2  Any shortfall may be made up by increase in Equity Financing.

                                                                         ANNEX I

                    SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

                                Bank Facilities 1
                                ----------------


Borrower:                          Target ("Borrower").


Joint Lead Arrangers
and Joint Book-Runners:            UBS Warburg LLC ("UBSW") and Credit Suisse
                                   First Boston Corporation ("CSFB" and together with UBSW, the "Joint Lead Arrangers").

Administrative Agent:              UBS AG, Stamford Branch (the "Administrative
                                   Agent").


Syndication Agent:                 CSFB.

Documentation Agent:               CIBC World Markets Corp.


Lenders: A syndicate of banks, financial institutions and other entities, including UBS AG, Stamford Branch, Credit Suisse First Boston, Cayman Islands Branch ("CSFB") and Canadian Imperial Bank of Commerce arranged by the Joint Lead Arrangers.

Type and Amount of Facilities:     Term Facility:

                                   A Term Loan B Facility in an aggregate
                                   principal amount of $125,000,000 (the "Term B Facility"; the loans thereunder, "Term Loans").

                                   Revolving Credit Facility:

                                   A revolving credit facility (the "Revolving
                                   Credit Facility") in an aggregate principal amount of $40,000,000. The Term B Facility and the Revolving Credit Facility are herein referred to collectively as the "Bank Facilities". An amount to be agreed of the Revolving Credit Facility will be available as a letter of credit subfacility.

1 All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter to which this summary is attached.

Purpose: Proceeds of the Term B Facility will be used to finance the Refinancing (and/or, at the request of Borrower, the defeasance of the Existing Notes), the cash consideration paid for the Shares in the Merger and the refinancing of the Bridge Facility on consummation of the Merger to the extent in excess of $165,000,000 and to pay fees and expenses in connection therewith. The Revolving Credit Facility will be undrawn at the Tender Offer Closing Date and thereafter will be used to provide on going working capital requirements of Borrower and its subsidiaries following the Tender Offer Closing Date.

Closing Date:                      The Tender Offer Closing Date.

Final Maturity and Amortization:   Term B Facility: The Term B Facility will
                                   mature on the date that is seven years after the Tender Offer Closing Date, and will amortize beginning the sixth month after the Tender Offer Closing Date in quarterly installments over such period in an amount equal to 1% per annum for the first six years with the balance in year seven in four equal payments.

                                   Revolving Credit Facility: The Revolving
                                   Credit Facility will mature on the date that is five years after the Tender Offer Closing Date.

                                   If the Merger is not consummated within 180 days of the Tender Offer Closing Date, then, notwithstanding any term or provision of this term sheet, the Final Maturity Date for both the Term B Facility and the Revolving Credit Facility shall be the date which is the one and one-half year anniversary of the Tender Offer Closing Date.

Availability:                      Term B Facility: Upon satisfaction or waiver
                                   of conditions precedent to drawing to be specified in the Bank Documentation, a single drawing may be made on the Tender Offer
                                   Closing Date of the full amount of the Term
                                   Facilities. Proceeds of the Term Loans in excess of that needed to effect the Refinancing (and/or, at the request of Borrower, the defeasance of the Existing
                                   Notes) and pay fees and expenses related to the Bank Facilities and the Refinancing
                                   (and/or, at the request of Borrower, the defeasance of the Existing Notes) shall be placed in escrow with the Administrative
                                   Agent. Such funds will be released to finance the Merger and the repayment of the Bridge
                                   Loan if the Merger is consummated on or prior to the 180th day after the Tender Offer
                                   Closing

                                   Date; such funds will be applied on the 181st day after the Tender Offer Closing Date to the prepayment of the Term Loans if the Merger shall not have been consummated on or prior to the 180th day after the Tender Offer Closing Date.

                                   Revolving Credit Facility: Upon satisfaction or waiver of conditions precedent to drawing to be specified in the Bank Documentation, borrowings may be made at any time on or after the Tender Offer Closing Date to but excluding the Maturity Date of the Revolving Credit Facility.

Interest:                          At Borrower's option, Base Rate/Prime Rate
                                   and LIBOR loans, will be available as
                                   follows:

                                   A.  Base Rate/Prime Rate Option

                                   Interest on U.S. dollar-denominated
                                   borrowings shall be at the Base Rate of UBS plus the applicable Interest Margin, calculated on the basis of the actual number of days elapsed in a year of 365 days and payable quarterly in arrears. The Base Rate is defined as the higher of the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 1/2 of 1% and the prime commercial lending rate of UBS, as established from time to time at its Stamford Branch.

                                   Base Rate borrowings shall require one
                                   business day's prior notice and shall be in minimum amounts to be agreed upon.

                                   B. LIBOR Option

                                   Interest shall be determined for periods
                                   ("Interest Periods") of one, two, three or six months, as selected by Borrower, and shall be at an annual rate equal to the London Interbank Offered Rate ("LIBOR") for the corresponding deposits of U.S. dollars, plus the applicable Interest Margin. LIBOR will be determined by UBS at the start of each Interest Period and shall be fixed through such period. Interest will be paid at the end of each Interest Period or, in the case of Interest Periods longer than three months, quarterly, and will be calculated on the basis of the actual number of days elapsed in a year of 360 days. LIBOR will be adjusted for maximum statutory reserve requirements (if any).

                                   LIBOR borrowings shall require three business days' prior notice and shall be in minimum amounts to be agreed upon. The availability of LIBOR borrowings during the syndication period shall be limited to seven-day LIBOR.

Default Interest:                  Interest will accrue on any overdue amount of
                                   a loan or other overdue  amount payable under
                                   the  Bank  Facilities  at a rate of 2.0%  per
                                   annum in excess of the higher of (i) the Base
                                   Rate plus the applicable  Interest Margin and
                                   (ii)  the  rate   (including  the  applicable
                                   Interest   Margin),    if   any,    otherwise
                                   applicable to such loan or other amount, and will be payable on demand.

Interest Margins:                  The applicable Interest Margin will initially
                                   be the basis points set forth in the
                                   following table and, with respect solely to the Revolving Credit Facility, thereafter will be determined pursuant to a leverage ratio grid to be determined, which grid will not be applicable until the date (the
                                   "Trigger Date") that is the later of (A) if the Bridge Facility is drawn down, the date of refinancing in full of the Bridge Facility
                                   (and termination of all commitments
                                   thereunder) and (B) the date on which the Borrower shall have delivered financial statements for the fiscal quarter ending at least six months after the Closing Date.

                                                  Base
                                                  Rate         LIBOR
                                                  Loans        Loans
                                    Revolving
                                     Credit
                                    Facility      200          300

                                    Term B
                                    Facility      250          350

Commitment Fee:                    A Commitment Fee shall accrue on the unused
                                   amounts of the commitments under the
                                   Revolving Credit Facility. Such Commitment
                                   Fee will initially be 0.50% per annum and after the Trigger Date, will be determined pursuant to a grid to be determined. Accrued
                                   Commitment Fees will be payable quarterly in arrears (calculated on a 360-day basis) for the account of the Lenders from the Tender
                                   Offer Closing Date.

Mandatory Prepayments:             Borrower shall be required to apply to the
                                   Bank Facilities an amount equal to (a) 100% of the net proceeds received from the sale or other disposition of all or any part of the assets (other than margin stock) of Holdco
                                   (after the Merger Closing Date), Borrower or any of their respective subsidiaries on or after the Tender Offer Closing Date
                                   (including the sale of capital stock of
                                   Borrower or any of its subsidiaries) other than exceptions to be agreed by the Lenders and Borrower, (b) 100% of the net proceeds received by Holdco, Borrower or any of their respective subsidiaries from the issuance of debt or preferred stock (other than preferred stock that does not mature and is not redeemable at the option of the holder prior to the final maturity of the Bank Facilities) after the Tender Offer Closing Date, other than the Notes or other Qualifying
                                   Subordinated Debt (to be defined in the Bank
                                   Documentation) which finances the Tender
                                   Offer and Merger or refinances borrowings under the Bridge Facility and other exceptions to be agreed upon by the Lenders and Borrower, (c) 50% of the net proceeds received from the issuance of common equity in any qualified public offering (to be defined but to exclude any issuance to Sponsor or any of its affiliates), by Holdco on or after the Tender Offer Closing Date, other than any amount thereof which is applied to the repayment of the Bridge
                                   Facility, (d) 100% of all insurance
                                   recoveries in excess of amounts applied
                                   promptly to replace or restore any properties in respect of which such proceeds are paid to Holdco, Borrower and their respective subsidiaries, and (e) 75% (or 50% so long as the total leverage ratio is equal to or less than 3.5x or 0% so long as such ratio is equal to or less than 2x) of excess cash flow of Borrower and its subsidiaries (defined in a manner to be agreed upon by the Joint Lead
                                   Arrangers and Borrower).

                                   Mandatory prepayments under the foregoing paragraph shall be applied: first, to prepay Term Loans and, second, to reduce the commitments under the Revolving Credit Facility (and to repay loans thereunder and/or cash collateralize letters of credit, in each case, in an amount equal to the excess of such loans or letters of credit over the commitment thereunder as so reduced). There shall be no prepayment penalties (except LIBOR breakage costs) for mandatory prepayments.

                                   The proceeds of the Notes (if released from any escrow arrangements put in place in connection with the issuance of the Notes) and of any equity issuance subject to clause
                                   (c) of the second preceding paragraph shall be applied to reduce to zero the commitments in respect of or, if after the Tender Offer Closing Date, to reduce to zero the funded amount of, first, the Bridge Facility, and second, the Bank Facilities in amounts as to each of the Bank Facilities to be determined by the Joint Lead Arrangers in consultation with Borrower.

Optional Prepayments:              Permitted in whole or in part, with prior
                                   notice but without premium or penalty (except
                                   LIBOR breakage costs) and include accrued and unpaid interest, subject to limitations as to minimum amounts of prepayments.

Application of Prepayments:        Mandatory and optional prepayments will be
                                   applied to scheduled amortization on a pro rata basis or, if requested by Borrower, in direct order of maturity. If the Term B
                                   Facility has been repaid in full, any
                                   prepayments made shall be applied to reduce commitments under the Revolving Credit
                                   Facility and to prepay loans thereunder if the amount of outstanding loans exceeds the commitments. There shall be no prepayment penalties (except LIBOR breakage costs) for mandatory prepayments.

Guarantors:                        Holdco and each of Borrower's direct and
                                   indirect domestic wholly-owned subsidiaries existing on the Closing Date or thereafter created or acquired shall unconditionally guarantee, on a joint and several basis, all obligations of Borrower under the Bank
                                   Facilities and (to the extent relating to the Loans) under each interest rate protection agreement entered into with a Lender or an affiliate of a Lender. Each guarantor of any of the Bank Facilities is herein referred to as a "Guarantor" and its guarantee is referred to herein as a "Guarantee"; Borrower and the Guarantors are herein referred to as the "Credit Parties."

Collateral:                        The Bank Facilities, the Guarantees, and (to
                                   the extent relating to the Loans) the
                                   obligations of Borrower under each interest rate protection agreement entered into with a Lender or any affiliate of a Lender will be secured by (A) a perfected lien on, and pledge of, all of the capital stock and intercompany notes of Borrower (with respect to capital stock of Borrower, only on and after the

                                   Merger Closing Date) and each of the direct and indirect subsidiaries of Borrower existing on the Closing Date or thereafter created or acquired, except that with respect to non-U.S. subsidiaries such lien and pledge shall be limited to 65% of the capital stock of "first-tier" non-U.S. subsidiaries and (B) a perfected lien on, and security interest in, all of the tangible and intangible properties and assets (including all contract rights, real property interests, trademarks, trade names, equipment and proceeds of the foregoing) of each Credit Party (collectively, the "Collateral"), except in each case for those properties and assets as to which the Joint Lead Arrangers shall determine in its sole discretion that the costs of obtaining such security interest are excessive in relation to the value of the security to be afforded thereby (it being understood that none of the foregoing shall be subject to any other liens or security interests, except for certain customary exceptions to be agreed upon) and except for other exceptions for the period prior to the Merger Closing Date to be agreed upon.

                                   All such security interests will be created pursuant to customary documentation reasonably satisfactory in all respects to the Joint Lead Arrangers, and on the Tender Offer Closing Date, such security interests shall have become perfected (or arrangements for the perfection thereof reasonably satisfactory to the Joint Lead Arrangers shall have been made) and the Administrative Agent shall have received satisfactory evidence as to the enforceability and priority thereof.

Conditions to Initial Borrowings:  Conditions precedent to initial borrowings under the Bank Facilities will include
                                   (without limitation) those set forth in the Commitment Letter and the following:

                                   1.   The definitive documentation (including
                                        the Acquisition Agreement) relating to
                                        the Acquisition, the Tender Offer and
                                        the Merger (such documentation being the "Definitive Acquisition Documents") shall not have been amended, supplemented, waived or otherwise modified in any material respect after the date of the Commitment Letter without the prior written consent of the Joint Lead Arrangers (which consent shall not be unreasonably withheld). The Definitive Acquisition Documents shall be in full force and effect as of the

                                        Tender Offer Closing Date and the
                                        parties thereto shall be in substantial
                                        compliance therewith.

                                   2.   On the Tender Offer Closing Date,
                                        Acquisition Co. shall have accepted for
                                        purchase not less than the Minimum
                                        Shares pursuant to the Tender Offer and
                                        such Shares shall be purchased
                                        concurrently with the initial funding,
                                        and all other aspects of the Tender
                                        Offer shall have been consummated
                                        pursuant to the Definitive Acquisition
                                        Documents, no provision of which shall
                                        have been amended, supplemented, waived
                                        or otherwise modified in any material
                                        respect without the prior written
                                        consent of the Joint Lead Arrangers
                                        (which consent shall not be unreasonably withheld). The Tender Offer and the financing thereof shall be consummated in compliance with all applicable laws and regulations (including Regulation U of the Board of Governors of the Federal Reserve System).

                                   3.   The restrictions in Section 203 of the
                                        DGCL shall be inapplicable to the
                                        acquisition of the Shares and to any
                                        subsequent transactions between
                                        Acquisition Co. or any of its affiliates and Target or any of its affiliates, and all conditions to avoiding the restrictions contained therein shall have been satisfied.

                                   4.   The Lenders shall be satisfied that no
                                        legal impediment to the Merger under
                                        Section 253 or 251, as the case may be,
                                        of the DGCL on the terms set forth in
                                        the Acquisition Agreement does or would
                                        exist following the consummation of the
                                        Tender Offer.

                                   5. The Tender Offer shall not be subject to any injunction or similar order and shall be consummated in accordance with all applicable law. The Board of Directors of Target shall have recommended acceptance of the Tender Offer and shall have authorized execution of agreements with respect to the Merger.

                                   6. Appropriate filings shall have been made by all necessary parties under the Hart-Scott-Rodino Antitrust Improvements
                                        Act of 1976, and the applicable waiting
                                        period shall have expired or been
                                        terminated.

                                   7.   The negotiation, execution and delivery
                                        of the Bank Documentation, including
                                        schedules, exhibits and ancillary
                                        documentation and related guarantees,
                                        security documentation and other support documentation reasonably satisfactory to the Lenders.

                                   8.   There shall have been tendered and not
                                        withdrawn such aggregate principal
                                        amount of the existing 9 1/4% notes due
                                        2008 of Target (the "Existing Notes")
                                        sufficient to eliminate all material
                                        covenants and related defaults in the
                                        indenture therefor (the "Existing
                                        Indenture") pursuant to a tender offer
                                        and consent solicitation (the "Debt
                                        Tender") on terms and conditions
                                        reasonably satisfactory to the Joint
                                        Lead Arrangers (which covenants and
                                        events of default must include all such
                                        covenants and events of default that
                                        would be eliminated if Target were to
                                        "covenant defease" the Existing Notes
                                        pursuant to section 11.03 the Existing
                                        Indenture); Target shall have accepted
                                        the Existing Notes pursuant to the Debt
                                        Tender and Target and the trustee under
                                        the Existing Indenture shall have
                                        entered into a supplemental indenture to the Existing Indenture affecting the elimination of the aforementioned covenants and events of default; to the extent that more than $5,000,000 of Existing Notes would remain outstanding after the consummation of the Debt Tender, Borrower shall have defeased (or shall contemporaneously defease) the remaining Existing Notes pursuant to section 11.03 of the Existing Indenture
                                        such that not more than $5,000,000 of
                                        Existing Notes remain undefeased after
                                        the Tender Offer Closing Date.

                                   9.   Acquisition Co. shall have received not
                                        less than $172.0 million in cash from
                                        the Equity Financing on terms and
                                        conditions and pursuant to documentation reasonably satisfactory to the Joint Lead Arrangers.

                                   10.  After giving effect to the transactions
                                        contemplated hereby, none of Holdco,
                                        Borrower or any of their respective
                                        subsidiaries shall have outstanding any
                                        indebtedness or preferred stock, other
                                        than preferred stock of Holdco issued as part of the Equity

                                        Financing on terms and conditions and
                                        pursuant to documentation reasonably
                                        satisfactory to the Joint Lead Arrangers and other than indebtedness under the Bank Facilities, the Notes or the Bridge Facility (or the Notes and the Bridge Facility if the Notes shall have been placed in escrow pending the Merger Closing Date), up to $5,000,000 of Existing Notes and such other indebtedness as may be reasonably satisfactory to the Joint Lead Arrangers.

                                   11.  The Joint Lead Arrangers shall have
                                        received reasonably satisfactory
                                        evidence (including an officers'
                                        certificate accompanied by satisfactory
                                        supporting schedules and other data)
                                        that the ratio of the remainder of (A)
                                        $290,000,000 minus (B) cash of Target at the Tender Offer Closing Date not otherwise used to finance the
                                        Transactions to pro forma EBITDA of
                                        Acquisition Co. and its subsidiaries
                                        calculated in accordance with Regulation
                                        S-X under the Securities Act of 1933
                                        after giving effect to the Transactions
                                        for the trailing four quarters ended
                                        immediately prior to the Tender Offer
                                        Closing Date for which financial
                                        statements are available was not greater than 4.76:1.0.

                                   12.  The Lenders shall be reasonably
                                        satisfied that the Acquisition, the
                                        borrowings under the Credit Facilities
                                        and the issuance of the Notes and the
                                        other transactions contemplated hereby
                                        shall be in full compliance with all
                                        legal requirements, and that all
                                        necessary governmental and material
                                        third party approvals in connection with such financings, the Tender Offer, the Acquisition shall have been obtained and remain in effect.

                                   13.  Sources and uses of funds and the
                                        assumptions relating thereto shall be
                                        substantially as set forth in the
                                        Commitment Letter.

                                   14.  The Lenders shall have received
                                        customary and reasonably satisfactory
                                        legal opinions.

                                   15.  All reasonable costs, fees, expenses
                                        (including, without limitation, legal
                                        fees and expenses and the fees and
                                        expenses of appraisers, consultants and
                                        other advisors) and other compensation
                                        payable to the Lenders, UBSW, UBS, CSFB,
                                        CIBC and CIBC

                                        World Markets shall have been paid to
                                        the extent due.

                                   16.  The Lenders shall have a perfected,
                                        first priority security interest in
                                        substantially all assets as required
                                        above under the heading "Collateral."

                                   17.  Prior to or concurrently with the
                                        initial borrowings under the Bank
                                        Facilities, Borrower shall have received gross proceeds (not subject to escrow) from the issuance and sale of the Notes and/or from borrowings under the Bridge Facility sufficient to finance the purchase of all Shares purchased in the Tender Offer and pay fees and expenses related thereto. The documentation and terms of the Notes and/or the Bridge Facility shall be reasonably satisfactory in form and substance to the Lenders.

                                   18.  The Administrative Agent shall have
                                        received reasonably satisfactory title
                                        insurance policies (including such
                                        endorsements as the Administrative Agent may reasonably require), legal opinions and other customary documentation required by the Administrative Agent with respect to all owned real property of Borrower and its subsidiaries subject to mortgages.

Conditions to Each Borrowing:      Conditions precedent to each borrowing or
                                   issuance under the Bank Facilities (including on the Closing Date) will be (1) the absence of any continuing default or event of default, (2) the accuracy of all representations and warranties in all material respects and (3) the absence of (A) with respect to the making of the Term Loans to finance the Tender Offer, the Refinancing and Merger, Material Adverse Effect as defined in the Commitment Letter and (B) with respect to each other extension of credit, a material adverse change in the condition
                                   (financial or otherwise), business,
                                   operations, assets, liabilities (contingent or otherwise), properties or prospects of Holdco, Borrower and their respective subsidiaries, taken as a whole.

Representations and Warranties:    Will apply to Holdco, Borrower and their
                                   respective subsidiaries and include (with certain carve-outs and exceptions) (without limitation) representations and warranties as to: financial statements (including pro forma financial statements); absence of undisclosed liabilities; no mate-rial adverse change; corporate existence;
                                   compliance with law; corporate power and authority; enforceability of the Bank
                                   Documentation; no conflict with law or
                                   contractual obligations; no material
                                   litigation; no default; ownership of
                                   property; liens; intellectual property; no burdensome restrictions; taxes; Federal
                                   Reserve regulations; ERISA; Investment
                                   Company Act; subsidiaries; environmental matters; solvency; accuracy of disclosure;
                                   and creation and perfection of security
                                   interests.

Affirmative Covenants:             Affirmative covenants will apply to Holdco,
                                   Borrower and their respective subsidiaries and will include (with certain carve-outs and exceptions) (without limitation):

                                   Delivery of financial and other information:
                                   certified quarterly and audited annual
                                   financial statements, monthly financial
                                   reports, reports to shareholders, notices of defaults, litigation and other material events, budgets and other information customarily supplied in a transaction of this type; payment of other obligations; continuation of business and maintenance of existence and material rights and privileges; compliance with all applicable laws and regulations (including, without limitation, environmental matters, taxation and ERISA) and material contractual obligations; maintenance of property and insurance; maintenance of books and records; right of the Lenders to inspect property and books and records; further assurances (including, without limitation, with respect to security interests in after-acquired property).

                                   In addition, Borrower shall cause the Merger to be consummated within five business days after the Tender Offer Closing Date if at least 90% of the Shares are purchased pursuant to the Tender Offer.

Negative Covenants:                Negative covenants will apply to Holdco,
                                   Borrower and their respective subsidiaries and will include (with certain carve-outs and exceptions) (without limitation):

                                   1. Limitation on dispositions of assets and changes of business and ownership (other than margin stock).

                                   2.   Limitation on mergers and acquisitions.

                                   3.   Limitations on dividends and other
                                        restricted payments.

                                   4.   Limitation on indebtedness (including
                                        guarantees and other contingent
                                        obligations).

                                   5.   Limitation on loans and investments.

                                   6.   Limitation on liens (other than margin
                                        stock).

                                   7.   Limitation on transactions with
                                        affiliates.

                                   8.   Limitation on sale and leaseback
                                        transactions.

                                   9.   Limitation on operating leases.

                                   10.  No modification of material documents
                                        (including, without limitation, charter
                                        documents of Borrower and its
                                        subsidiaries and all documents relating
                                        to the Bridge Facility, the Notes, if
                                        any, and the Equity Financing) where
                                        such would reasonably be expected to be
                                        materially adverse to the Lenders, and
                                        no change in accounting policies without the consent of the Requisite Lenders.

                                   11.  No change to fiscal year of Borrower or
                                        any of its subsidiaries.

                                   12.  Limitation on annual capital
                                        expenditures.

                                   Holdco shall covenant to be a passive holding company.

Selected Financial Covenants:      Usual for facilities and transactions of this
                                   type (in each case with definitions and
                                   levels to be agreed), including, without limitation (each of the following to be tested on the Tender Offer Closing Date and quarterly thereafter):

                                   1.   A maximum ratio (the "Total Leverage
                                        Ratio") of Total Debt (to be defined) of Borrower and its subsidiaries to trailing four quarter EBITDA (to be defined) of Borrower and its subsidiaries with initial and subsequent levels to be negotiated.

                                   2. A minimum ratio of trailing four quarter EBITDA of Borrower and its subsidiaries to cash interest expense of Borrower and its subsidiaries for the same period with initial and subsequent levels to be negotiated.

                                   3. A minimum ratio of trailing four quarter EBITDA less capital expenditures funded from internally gen-erated funds of Borrower and its subsidiaries to the sum of total cash interest expense, scheduled principal payments, cash taxes and dividends of Borrower and its subsidiaries for the same period with initial and subsequent levels to be negotiated.

Events of Default:                 Will apply to Holdco, Borrower and their
                                   respective subsidiaries and will include
                                   (without limitation) nonpayment,
                                   misrepresentation, breach of covenant, cross defaults, loss of lien on collateral, bankruptcy, ERISA, judgments and change of ownership or control (to be defined).


Assignments and Participations:    Each Lender may assign all or a portion of
                                   its loans and commitments under the Bank
                                   Facilities (which shall not be required to be pro rata among the Bank Facilities), or sell participations therein, to another person or persons, provided that each such assignment shall be in minimum of $1,000,000 (or the remainder of such Lender's loans and commitments, if less) and shall be subject to certain conditions (including, without limitation, the consent of the Administrative
                                   Agent (and Borrower, other than in respect of assignments to existing Lenders or in connection with the syndication by the Joint
                                   Lead Arrangers), which consent shall not be unreasonably withheld, and the payment of an administrative fee to the Administrative
                                   Agent) and no purchaser of a participation shall have the right to exercise or to cause the selling Lender to exercise voting rights in respect of the Bank Facilities (except as to certain basic issues). CSFB shall be given notice from time to time upon request and all assignments so long as it is a Joint Lead
                                   Arranger.

Expenses and Indemnification:      All reasonable out-of-pocket expenses
                                   (including but not limited to reasonable legal fees and expenses and expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses) of the Joint Lead Arrangers associated with the syndication of the Bank
                                   Facilities and with the preparation,
                                   execution and delivery, administration,
                                   amendment requested by Borrower, waiver
                                   requested by Borrower or modification
                                   requested by Borrower (including proposed amendments, waivers or modifications) of the documentation contemplated hereby are to be paid by Borrower. In addition, all reasonable out-of-pocket expenses (including but not limited to reasonable legal fees and ex-penses) of the Lenders and the Administrative
                                   Agent for workout proceedings, enforcement costs and documentary taxes associated with the Bank Facilities are to be paid by Borrower.

                                   Borrower will indemnify the Lenders, UBS, UBSW, CSFB, CIBC and CIBC World Markets and their respective affiliates, and hold them harmless from and against all reasonable out-of-pocket costs, expenses (including but not limited to reasonable legal fees and expenses) and liabilities arising out of or relating to the proposed transactions, including but not limited to the Tender Offer, the Merger, the Acquisition, the Refinancing or any transactions related thereto and any actual or proposed use of the proceeds of any loans made under the Bank Facilities; provided, however, that no such person will be indemnified for costs, expenses or liabilities to the extent determined by a final judgment of a court of competent jurisdiction to have been incurred primarily by reason of the gross negligence or willful misconduct of such person.

                                   Borrower will indemnify the Lenders for
                                   withholding taxes imposed by any governmental authorities. Such indemnification shall consist of customary tax gross-up provisions.

Requisite Lenders:                 Lenders holding at least a majority of total
                                   loans and commitments under the Bank
                                   Facilities, with certain modifications or amendments requiring the consent of Lenders holding a greater percentage (or all) of the total loans and commitments under the Bank
                                   Facilities.

Governing Law and Forum:           The laws of the State of New York. Each party
                                   to the Bank Documentation will waive the right to trial by jury and will consent to jurisdiction of the state and federal courts located in The City of New York.

Counsel to the Joint Lead
Arrangers, the Administrative
Agent and CIBC World Markets:      Cahill Gordon & Reindel.

                                                                        ANNEX II


                    SUMMARY OF PRINCIPAL TERMS AND CONDITIONS
                    -----------------------------------------


                                Bridge Facility 1
                                ---------------


Borrower:                                Acquisition Co. ("Borrower").


Joint Lead Arrangers and
Joint Book-Runners:                     Credit Suisse First Boston Corporation
                                        ("CSFB") and UBS Warburg LLC ("UBSW" and together with CSFB, the "Joint Lead
                                        Arrangers").

Syndication Agent:                      CSFB.


Administrative Agent:                   UBS AG, Stamford Branch (the
                                        "Administrative Agent").

Documentation Agent:                    CIBC World Markets Corp.


Lenders: A syndicate of banks, financial institutions and other entities, including UBS AG, Stamford Branch, Credit Suisse First Boston, Cayman Islands Branch ("CSFB") and Canadian Imperial Bank of Commerce arranged by the Joint Lead Arrangers in consultation with Borrower.

Type and Amount of Bridge Facility:     Up to $215,000,000 senior unsecured
                                        bridge loan facility (the "Bridge
                                        Facility"), such amount to be
                                        automatically reduced by the gross
                                        proceeds of the Note Offering not
                                        subject to escrow immediately after the
                                        Tender Offer Closing Date.

Collateral:                             None.


Purpose: Proceeds of borrowings under the Bridge Facility (the "Initial Loans") will be used to finance a portion of the Tender Offer, to pay interest on the Bridge Facility and to pay fees and expenses in connection therewith.

------------------------------

1 All capitalized terms used herein but not defined herein shall have the meanings provided in the Commitment Letter to which this summary is attached.

Closing Date:                           The Tender Offer Closing Date.


Maturity/Exchange:                      If the Merger shall not have been
                                        consummated on or prior to the 180th day after the Tender Offer Closing Date, all
                                        Initial Loans will mature on the 181st
                                        day after the Tender Offer Closing Date.
                                        If the Merger shall have been
                                        consummated on or prior to the 180th day after the Tender Offer Closing Date, all the Initial Loans will mature (unless matured pursuant to the next sentence) on the date that is one year following the Tender Offer Closing Date (the
                                        "Maturity Date"). In addition, the
                                        aggregate principal amount of all
                                        Initial Loans in excess of $165,000,000
                                        shall become due and payable on the
                                        Merger Closing Date. If any Initial Loan has not been previously repaid in full on or prior to the Maturity Date, subject to the conditions outlined below under "Conditions to Conversion of the Initial Loans," such Initial Loan shall be converted into a term loan (each, a "Term Loan", and together with the Initial Loans, the "Loans") maturing on the date that is six months after the final maturity of the Bank Facilities
                                        (the "Final Maturity Date"). The Lenders in respect of the Initial Loans and the Term Loans will have the option (i) in the case of Initial Loans, at the Maturity Date or (ii) in the case of Term Loans, at any time or from time to time, to receive notes (the "Exchange
                                        Notes") in exchange for such Initial
                                        Loans or Term Loans having the terms set forth in the term sheet attached hereto as Exhibit A.

Availability:                           Upon satisfaction of conditions
                                        precedent to drawing to be specified in
                                        the Bridge Documentation, in a single
                                        draw on the Tender Offer Closing Date.

Interest:                               Prior to the Maturity Date, the Initial
                                        Loans will accrue interest at a rate per annum equal to the greatest of (i)
                                        12.5%, (ii) the then applicable rate per annum on 10 year United States Treasury
                                        Notes plus 750 bps and (iii) the 3-month
                                        London Interbank Offered Rate ("LIBOR")
                                        as determined by UBS for a corresponding deposit amount (adjusted quarterly) plus a spread (the "Spread") (in each case such rate per annum to be reduced by 300 bps for so long as there shall have been deposited in escrow not less than $165,000,00 of proceeds from a Note
                                        Offering (or other sources) to be
                                        released upon consummation of the Merger to finance the Merger and the repayment of the Bridge Facility). The Spread will initially be 1,050 basis points. If the Initial Loans are not repaid in whole within three months following the Closing Date, the then applicable rate will increase by 50 basis points at the end of such three-month period and shall increase by an additional 50 basis points at the end of each three-month period thereafter. LIBOR will be adjusted for maximum statutory
                                        Regulation D reserve requirements, if
                                        any.

                                        Interest on the Initial Loans will be
                                        payable in arrears at the end of each
                                        three-month period and at the Maturity
                                        Date or an earlier prepayment or
                                        repayment thereof. In no event (other
                                        than as set forth under "Default
                                        Interest" below) will the interest rate
                                        on the Initial Loans exceed 16.0% per
                                        annum. To the extent the interest
                                        payable on the Initial Loans exceeds
                                        14.0% per annum, Borrower may, at its
                                        option, cause such excess interest to be added to the principal amount of the Initial Loans.

                                        Following the Maturity Date, all
                                        outstanding Term Loans will accrue
                                        interest at the rate provided for in the Exchange Notes described in Exhibit A hereto, subject to the absolute and cash caps applicable to the Exchange Notes.

                                        Calculation of interest shall be on the
                                        basis of actual days elapsed in a year
                                        of 360 days.

Default Interest:                       Interest will accrue on all overdue
                                        loans or other overdue amounts payable
                                        under the Bridge Facility at a rate of
                                        2% per annum in excess of the rate
                                        otherwise applicable to such loan or
                                        other amount, and will be payable on
                                        demand.

Escrow of Interest:                     On the Tender Offer Closing Date, if
                                        less than 90% of the Shares shall have
                                        been purchased in the Tender Offer,
                                        there shall be placed in escrow with the Administrative Agent proceeds of the
                                        Bridge Facility sufficient to pay
                                        interest on the Initial Loans through
                                        the 180th day after the Tender Offer
                                        Closing Date as it accrues and is due in accordance with the Bridge
                                        Documentation.

Mandatory Redemption:                   Borrower will be required to prepay
                                        Initial Loans (and, if issued, Exchange
                                        Notes, to the extent required by the
                                        terms of such Exchange Notes) on a pro
                                        rata basis, at par plus accrued and
                                        unpaid interest, from the net proceeds
                                        from the incurrence of any debt (to the
                                        extent released from any escrow
                                        arrangement put in place at the date of
                                        issuance thereof) or the issuance of any equity or any asset sales, subject to
                                        (i) exceptions to be agreed (including
                                        for margin stock) and (ii) any
                                        requirements in the Bank Facilities.

Optional Prepayments:                   The Initial Loans may be prepaid, in
                                        whole or in part, at the option of
                                        Borrower, at any time with prior notice, at par plus accrued and unpaid interest.
                                        The Term Loans will be subject to
                                        prepayment restrictions and premiums
                                        typical for term loans of this type as
                                        reasonably determined by the Joint Lead
                                        Arrangers).

Guarantees:                             On and after the Merger Closing Date,
                                        senior unsecured guarantees from each
                                        subsidiary of Borrower that guarantees
                                        the Bank Facilities.

Ranking: The Initial Loans and the Exchange Notes shall be pari passu for all purposes.

                                        With respect to the Bank Facilities, the Initial Loans and the Exchange Notes shall constitute senior unsecured debt. Any future subordinated debt of Borrower will be subordinate to the Initial Loans and the Exchange Notes.

Conditions to Borrowing:                Conditions precedent to initial
                                        borrowing under the Bridge Facility will include (without limitation) those set forth in the Commitment Letter, under clauses 10 through and including 15 of "Conditions to Initial Borrowings" in
                                        Annex I to the Commitment Letter and the following:

                                        1.   The definitive documentation
                                             (including the Acquisition
                                             Agreement) relating to the
                                             Acquisition, the Tender Offer and
                                             the Merger (such documentation
                                             being the "Definitive Acquisition
                                             Documents") shall not have been
                                             amended, supplemented, waived or
                                             otherwise modified in any material
                                             respect after the date of the
                                             Commitment Letter without the prior
                                             written consent of the Joint Lead
                                             Arrangers (which consent shall not
                                             be unreasonably withheld). The
                                             Definitive Acquisition Documents
                                             shall be in full force and effect
                                             as of the Tender Offer Closing Date
                                             and the parties thereto shall be in
                                             substantial compliance therewith.

                                        2.   On the Tender Offer Closing Date,
                                             Acquisition Co. shall have accepted
                                             for purchase not less than the
                                             Minimum Shares pursuant to the
                                             Tender Offer and such Shares shall
                                             be purchased concurrently with the
                                             initial funding, and all other
                                             aspects of the Tender Offer shall
                                             have been consummated pursuant to
                                             the Definitive Acquisition
                                             Documents, no provision of which
                                             shall have been amended,
                                             supplemented, waived or otherwise
                                             modified in any material respect
                                             without the prior written consent
                                             of the Joint Lead Arrangers (which
                                             consent shall not be unreasonably
                                             withheld). The Tender Offer and the
                                             financing thereof shall be
                                             consummated in compliance with all
                                             applicable laws and regulations
                                             (including Regulation U of the
                                             Board of Governors of the Federal
                                             Reserve System).

                                        3.   The restrictions in Section 203 of
                                             the DGCL shall be inapplicable to
                                             the acquisition of the Shares and
                                             to any subsequent transactions
                                             between Acquisition Co. or any of
                                             its affiliates and Target or any of
                                             its affiliates, and all conditions
                                             to avoiding the restrictions
                                             contained therein shall have been
                                             satisfied.

                                        4.   The Lenders shall be satisfied that
                                             no legal impediment to the Merger
                                             under Section 253 or 251, as the
                                             case may be, of the DGCL on the
                                             terms set forth in the Acquisition
                                             Agreement does or would exist
                                             following the consummation of the
                                             Tender Offer.

                                        5.   The Tender Offer shall not be
                                             subject to any injunction or
                                             similar order and shall be
                                             consummated in accordance with all
                                             applicable law. The Board of
                                             Directors of Target shall have
                                             recommended acceptance of the
                                             Tender Offer and shall have
                                             authorized execution of agreements
                                             with respect to the Merger.

                                        6.   Appropriate filings shall have been
                                             made by all necessary parties under
                                             the Hart-Scott-Rodino Antitrust
                                             Improvements Act of 1976, and the
                                             applicable waiting period shall
                                             have expired or been terminated.

                                        7.   There shall have been tendered and
                                             not withdrawn such aggregate
                                             principal amount of the existing 9
                                             1/4% notes due 2008 of Target (the
                                             "Existing Notes") sufficient to
                                             eliminate all material covenants
                                             and related defaults in the
                                             indenture therefor (the "Existing
                                             Indenture") pursuant to a tender
                                             offer and consent solicitation (the
                                             "Debt Tender") on terms and
                                             conditions reasonably satisfactory
                                             to the Joint Lead Arrangers (which
                                             covenants and events of default
                                             must include all such covenants and
                                             events of default that would be
                                             eliminated if Target were to
                                             "covenant defease" the Existing
                                             Notes pursuant to section 11.03 of
                                             the Existing Indenture); Target
                                             shall have accepted the Existing
                                             Notes pursuant to the Debt Tender
                                             and Target and the trustee under
                                             the Existing Indenture shall have
                                             entered into a supplemental
                                             indenture to the Existing Indenture
                                             affecting the elimination of the
                                             aforementioned covenants and events
                                             of default; to the extent that more
                                             than $5,000,000 of Existing Notes
                                             would remain outstanding after the
                                             consummation of the Debt Tender,
                                             Borrower shall have defeased (or
                                             shall contemporaneously defease)
                                             the remaining Existing Notes
                                             pursuant to section 11.03 of the
                                             Existing Indenture such that not
                                             more than $5,000,000 of Existing
                                             Notes remain undefeased after the
                                             Tender Offer Closing Date.

                                        8.   Borrower shall have received not
                                             less than $172.0 million in cash
                                             from the Equity Financing on terms
                                             and conditions and pursuant to
                                             documentation reasonably acceptable
                                             to the Joint Lead Arrangers.

                                        9.   The negotiation, execution and
                                             delivery of the Bridge
                                             Documentation, including schedules,
                                             exhibits and ancillary
                                             documentation and related
                                             guarantees and other support
                                             documentation reasonably
                                             satisfactory to the Lenders.

                                        10.  Prior to or concurrently with the
                                             initial borrowings under the Bridge
                                             Facility, Target shall have
                                             executed and delivered the Bank
                                             Documentation providing for
                                             commitments of at least

                                             $165,000,000 under the Bank
                                             Facilities of which not less than
                                             $125,000,000 shall be drawn down on
                                             the Tender Offer Closing Date. The
                                             documentation and terms of the Bank
                                             Facilities shall be reasonably
                                             satisfactory in form and substance
                                             to the Lenders.

                                        11.  Borrower shall have engaged the
                                             Investment Bank referred to in the
                                             Fee Letter to place the Securities
                                             referred to therein, the proceeds
                                             of which will be used either to
                                             fund the Tender Offer and Merger or
                                             to prepay in whole or in part
                                             borrowings under the Bridge
                                             Facility.

Representations and Warranties:         Will apply to Borrower and its
                                        subsidiaries and will include (with
                                        certain carve-outs and exceptions)
                                        (without limitation) representations and warranties as to: financial statements
                                        (including pro forma financial
                                        statements); absence of undisclosed
                                        liabilities; no material adverse change;
                                        corporate existence; compliance with law
                                        (all applicable, including foreign and
                                        U.S. law); corporate power and
                                        authority; enforceability of the Bridge
                                        Documentation; no conflict with law or
                                        contractual obligations; no material
                                        litigation; no default; ownership of
                                        property; liens; intellectual property;
                                        no burdensome restrictions; taxes;
                                        Federal Reserve regulations; ERISA;
                                        Investment Company Act; subsidiaries;
                                        environmental matters; solvency; and
                                        accuracy of disclosure.

Affirmative Covenants:                  Affirmative covenants will apply to
                                        Borrower and its subsidiaries and will
                                        include (with certain carve-outs and
                                        exceptions) (without limitation):

                                        Delivery of financial and other
                                        information: certified monthly and
                                        quarterly and audited annual financial
                                        statements, monthly financial reports,
                                        reports to shareholders, notices of
                                        defaults, litigation and other material
                                        events, budgets and other information
                                        customarily supplied in a transaction of this type; payment of other obligations; continuation of business and maintenance of existence and material rights and privileges; compliance with all applicable laws and regulations (including, without limitation, environmental matters, taxation and ERISA) and material contractual obligations; maintenance of property and insurance; maintenance of books and re-cords; right of the Lenders to inspect property and books and records; and further assurances.

                                        Within 30 days of the Tender Offer
                                        Closing Date, Borrower shall have
                                        prepared and delivered to the Investment
                                        Bank an offering memorandum or
                                        prospectus relating to the issuance of
                                        the Securities, in form and substance
                                        reasonably satisfactory to the
                                        Investment Bank (which offering
                                        memorandum or prospectus shall contain
                                        audited, unaudited and pro forma
                                        financial statements meeting the
                                        requirements of Regulation S-X under the Securities Act of 1933, and otherwise reasonably satisfactory to the Investment Bank, for the periods required of a registrant on Form S-1).

                                        In addition, Borrower shall cause the
                                        Merger to be consummated within five
                                        business days after the Tender Offer
                                        Closing Date if at least 90% of the
                                        Shares are purchased pursuant to the
                                        Tender Offer.

                                        Following the Maturity Date, all
                                        outstanding Initial Loans will be
                                        automatically modified to bear
                                        affirmative covenants substantially
                                        similar to the affirmative covenants of
                                        the Exchange Notes.

Negative Covenants:                     Negative covenants will apply to
                                        Borrower and its subsidiaries and will
                                        include (with certain carve-outs and
                                        exceptions) (without limitation):

                                        1.   Limitation on dispositions of
                                             assets and changes of business and
                                             ownership (subject to no such
                                             restriction on "margin stock" as
                                             defined in Regulation U of the
                                             Board of Governors of the Federal
                                             Reserve System ("Reg. U") that
                                             would violate Reg. U).

                                        2.   Limitation on mergers and
                                             acquisitions.

                                        3.   Limitations on dividends and other
                                             restricted payments.

                                        4.   Limitation on indebtedness
                                             (including guarantees and other
                                             contingent obligations).

                                        5.   Limitation on loans and
                                             investments.

                                        6.   Limitation on liens (subject to no
                                             such restriction on "margin stock"
                                             that would violate Reg. U).

                                        7.   Limitation on transactions with
                                             affiliates.

                                        8.   Limitation on sale-leaseback
                                             transactions.

                                        9.   Limitation on operating leases.

                                        10.  Certain financial covenants to be
                                             determined (and to be applicable to
                                             Borrower and its consolidated
                                             subsidiaries), including, without
                                             limitation, a minimum interest
                                             coverage ratio, a maximum leverage
                                             ratio, a minimum fixed charge
                                             coverage ratio and maximum capital
                                             expenditures.

                                        11.  No modification of material
                                             documents (including, without
                                             limitation, charter documents of
                                             Borrower and its subsidiaries and
                                             all documents relating to the Bank
                                             Facilities and the Equity
                                             Financing) and no change in
                                             accounting policies without the
                                             consent of the Requisite Lenders.

                                        12.  No change to fiscal year of
                                             Borrower or any of its
                                             subsidiaries.

                                             Following the Maturity Date, all
                                             outstanding Initial Loans will be
                                             automatically modified to bear
                                             negative covenants substantially
                                             similar to the negative covenants
                                             of the Exchange Notes.

Refinancing of Initial Loans:           Borrower shall undertake to use its
                                        commercially reasonable efforts to (i)
                                        prepare an offering memorandum for a
                                        private placement through resale
                                        pursuant to Rule 144A or (ii) file a
                                        registration statement under the
                                        Securities Act with respect to debt
                                        securities (in each case, the
                                        "Offering") to refinance in full the
                                        Initial Loans and to consummate such
                                        Offering as soon as practicable
                                        thereafter in an amount sufficient to
                                        refinance the Initial Loans. Such
                                        Offering shall be on such terms and
                                        conditions (including without limitation covenants, events of default, guarantees, interest and/or dividend rates, yield and redemption prices and dates and a maturity date no ear-lier than six months after the latest maturity of the Bank Facilities) as the financial institutions engaged pursuant to the Engagement Letter (the "Take-out
                                        Banks") may in their reasonable judgment determine to be appropriate in light of prevailing circumstances and market conditions and the financial condition and prospects of Borrower and its subsidiaries at the time of sale and containing such other customary terms as reasonably determined by the Take-out
                                        Banks, subject to the limitations set
                                        forth in the Fee Letter. If any
                                        securities are issued in a transaction
                                        not registered under the Securities Act, all such securities shall be entitled to the benefit of a registration rights agreement to be entered into by Borrower and any other obligor in respect of indebtedness being refinanced in customary form reasonably acceptable to the Take-out Banks (which shall include provisions for a customary registered exchange offer with respect to any such securities).

                                        Borrower shall undertake to (i)
                                        cooperate with the Take-out Banks or
                                        other means of refinancing the Initial
                                        Loans, (ii) assist the Take-out Banks in connection with the marketing of the Offering (including promptly providing to the Take-out Banks any information reasonably requested to effect the issue and sale of the Offering and making available senior management of Borrower for investor meetings), (iii) cooperate with the Take-out Banks in the timely preparation of any registration statement or private placement memorandum relating to the Offering and other marketing materials to be used in connection with the syndication of the Initial Loans, and (iv) use its commercially reasonable efforts to achieve ratings of the debt securities from ratings agencies acceptable to the Take-out Banks in a time frame acceptable to the Take-out Banks.

Events of Default:                      Will include (without limitation) (with
                                        customary carve-outs and thresholds)
                                        nonpayment, breach of covenants or
                                        representations, cross payment default
                                        at final stated maturity and cross
                                        acceleration, bankruptcy, ERISA,
                                        judgments and change of ownership or
                                        control (to be defined).

Conditions to Conversion of
Initial Loans:                          On the Maturity Date, unless (i)
                                        Borrower or any significant subsidiary
                                        thereof is subject to a bankruptcy or
                                        other insolvency proceeding, (ii) there
                                        exists a matured payment default with
                                        respect to the Initial Loans or the
                                        Initial Loans shall have been
                                        accelerated or (iii) there exists a
                                        default in the payment when due at final maturity of any indebtedness of Borrower or any of its subsidiaries in excess of $5.0 million, or the maturity of such indebtedness shall have been accelerated, the Initial Loans shall automatically be converted into Term
                                        Loans (subject to the Lenders' rights to convert Initial Loans into Exchange
                                        Notes as set forth in Exhibit A hereto).

Assignments and Participations:         Each Lender may assign all or a portion
                                        of its Loans and commitments under the
                                        Bridge Facility, or sell participations
                                        therein, to another person or persons,
                                        provided that each such assignment shall be in minimum amounts to be agreed upon (or the remainder of such Lender's loans and commitments, if less) and shall be subject to certain conditions
                                        (including, without limitation, the
                                        consent of the Administrative Agent,
                                        which consent shall not be unreasonably
                                        withheld, and the payment of an
                                        administrative fee to the Administrative
                                        Agent) and no purchaser of a
                                        participation shall have the right to
                                        exercise or to cause the selling Lender
                                        to exercise voting rights in respect of
                                        the Bridge Facility (except as to
                                        certain basic issues). CSFB shall be
                                        given notice from time to time upon
                                        request of all assignments so long as it is a Joint Lead Arranger.

Expenses and Indemnification:           All reasonable out-of-pocket expenses
                                        (including but not limited to reasonable legal fees and expenses and expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses) of the Joint Lead Arrangers associated with the syndication of the Bridge Facility and with the preparation, execution and delivery, administration, amendment, waiver or modification (including proposed amendments, waivers or modifications) of the documentation contemplated hereby are to be paid by Borrower. In addition, all reasonable out-of-pocket expenses
                                        (including but not limited to reasonable legal fees and expenses) of the Lenders and the Administrative Agent for the Bridge Facility for workout proceedings, enforcement costs and documentary taxes associated with the Bridge Facility are to be paid by Borrower.

                                        Borrower will indemnify the Lenders,
                                        UBS, UBSW, CSFB, CIBC and CIBC World
                                        Markets and their respective affiliates, and hold them harmless from and against all reasonable out-of-pocket costs, expenses (including but not limited to reasonable legal fees and expenses) and liabilities arising out of or relating to the proposed transactions, including but not limited to the Tender Offer, the Merger, the Acquisition, the Refinancing or any transactions related thereto and any actual or proposed use of the proceeds of any loans made under the Bridge Facility; provided, however, that no such person will be indemnified for costs, expenses or liabilities to the extent determined by a final judgment of a court of competent jurisdiction to have been incurred primarily by reason of the gross negligence or willful misconduct of such person.
                                        Borrower will indemnify the Lenders for
                                        withholding taxes imposed by any
                                        governmental authorities. Such
                                        indemnification shall consist of
                                        customary tax gross-up provisions.

Requisite Lenders:                      Lenders holding at least a majority of
                                        total Loans and commitments under the
                                        Bridge Facility, with certain
                                        modifications or amendments requiring
                                        the consent of Lenders holding a greater percentage (or all) of the total Loans and commitments under the Bridge
                                        Facility.

Governing Law and Forum:                The laws of the State of New York. Each
                                        party to the Bridge Documentation will
                                        waive the right to trial by jury and
                                        will consent to jurisdiction of
                                        the state and federal courts located in
                                        The City of New York.

Counsel to the Joint Lead
Arrangers, the Administrative
Agent and CIBC World Markets:           Cahill Gordon & Reindel.

                                                                       Exhibit A
                                                                     to ANNEX II


                    Summary of Principal Terms and Conditions
                                of Exchange Notes


          Capitalized terms used but not defined herein have the meanings given (or incorporated by reference) in the Summary of Principal Terms and Conditions of the Bridge Facility to which this Exhibit A is attached.

Issuer: Borrower will issue Exchange Notes under an indenture which complies with the Trust Indenture Act (the "Indenture"). Borrower in its capacity as issuer of the Exchange Notes is referred to as the "Issuer."

Guarantors:                             Same as Initial Loans.


Principal Amount:                       The Exchange Notes will be available
                                        only in exchange for the Initial Loans
                                        (at the Maturity Date) or the Term
                                        Loans. The principal amount of any
                                        Exchange Note will equal 100% of the
                                        aggregate principal amount of the
                                        Initial Loans or the Term Loans for
                                        which it is exchanged.

Maturity:                               The Exchange Notes will mature on the
                                        date that is the date six months after
                                        the final maturity of the Bank
                                        Facilities.

Interest Rate:                          The Exchange Notes will bear interest at
                                        a rate equal to 16.0% per annum, except
                                        that interest payable on any Exchange
                                        Note in excess of 14.0% per annum, may,
                                        at the Issuer's option, be paid by
                                        issuing additional Exchange Notes in a
                                        principal amount equal to such excess
                                        portion of interest. Such rates per
                                        annum are exclusive of default interest
                                        and yield attributable to warrants.

                                        Calculation of interest shall be on the
                                        basis of the actual number of days
                                        elapsed in a year of twelve 30-day
                                        months.

Default Interest:                       In the event of a payment default on the
                                        Exchange Notes, interest on overdue
                                        amount of the Exchange Notes will accrue at a rate of 2.0% per annum in excess of the rate otherwise applicable to such Exchange Notes, and will be payable in accordance with the provisions described above under the heading "Interest."

Ranking:                                Same as Initial Loans.

Mandatory Offer to Purchase:            The Issuer will be required to offer to
                                        purchase the Exchange Notes upon a
                                        Change of Control (to be defined in the
                                        Indenture) at 101% of the principal
                                        amount thereof plus accrued interest to
                                        the date of purchase.

Optional Redemption:                    Redemption of Exchange Notes will be
                                        subject to restrictions and premiums
                                        typical for high-yield debt securities.

Registration Rights:                    Borrower will file within 90 days
                                        after the Maturity Date, and will
                                        use its commercially reasonable
                                        efforts to cause to become
                                        effective as soon thereafter as
                                        practicable, a shelf registration
                                        statement with respect to the
                                        Exchange Notes (a "Shelf
                                        Registration Statement") and/or a
                                        registration statement relating to
                                        a Registered Exchange Offer (as
                                        described below). If a Shelf
                                        Registration Statement is filed,
                                        Borrower will keep such
                                        registration statement effective
                                        and available (subject to customary
                                        exceptions) until it is no longer
                                        needed to permit unrestricted
                                        resales of Exchange Notes (but in
                                        no event longer than two years from
                                        the Maturity Date).

                                        If within 180 days from the Maturity
                                        Date,

                                        (a)  a Shelf Registration Statement for
                                             the Exchange Securities has not
                                             been declared effective, or

                                        (b)  Borrower has not effected an
                                             exchange offer (a "Registered
                                             Exchange Offer") whereby Borrower
                                             has offered registered notes having
                                             terms identical to the Exchange
                                             Notes (the "Substitute Notes") in
                                             exchange for all outstanding
                                             Exchange Notes and Initial Loans,
                                             or

                                        (c)  the holders of Exchange Notes have
                                             not received Substitute Notes
                                             through the Registered Exchange
                                             Offer which, in the opinion of
                                             counsel, would be freely saleable
                                             by such holders without
                                             registration or requirement for
                                             delivery of a current prospectus
                                             under the Securities Act (other
                                             than a prospectus delivery
                                             requirement imposed on a
                                             broker-dealer who is exchanging
                                             Exchange Notes acquired for its own
                                             account as a result of market
                                             making or other trading activities)
                                             and Borrower has not made available
                                             a Shelf Registration Statement with
                                             respect to such Exchange Notes,

                                        then Borrower will pay liquidated
                                        damages of $0.192 per week per $1,000
                                        principal amount of Exchange Notes and
                                        Initial Loans outstanding to holders of
                                        such Exchange Notes and Initial Loans
                                        who are unable freely to transfer
                                        Exchange Notes from and including the
                                        181st day after the Maturity Date to but excluding the earlier of the effective date of such Shelf Registration Statement or the date of consummation of such Registered Exchange Offer (such damages to be payable in the form of additional Initial Loans or Exchange Notes, as applicable, if the then interest rate thereon exceeds the applicable interest rate cap). Borrower will also pay such liquidated damages for any period of time (subject to customary exceptions) following the effectiveness of a Shelf Registration Statement that such Shelf Registration Statement is not available for resales thereunder. In addition, unless and until Borrower has consummated the Registered Exchange Offer and, if required, caused the Shelf Registration Statement to become effective, the holders of the Exchange Notes will have the right to "piggyback" the Exchange Notes in the registration of any debt securities (subject to customary scale-back provisions) that are registered by Borrower (other than on a Form S-4) unless all of the Exchange Notes and Initial Loans will be redeemed or repaid from the proceeds of such securities.

Right to Transfer Exchange Notes:       The holders of the Exchange Notes shall
                                        have the absolute and unconditional
                                        right to transfer such Exchange Notes in compliance with applicable law to any third parties.

Covenants:                              Those typical for an indenture governing
                                        a high yield note issue of a new issuer.


Events of Default:                      Those typical for an indenture governing
                                        a high yield note issue of a new issuer.


Governing Law:                          The laws of the State of New York.